Exhibit (a)(1)(LL)

Notice of Guaranteed Delivery for

Tender of Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

NeighborCare, Inc.

to

Nectarine Acquisition Corp.,

a wholly owned subsidiary of

Omnicare, Inc.

(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 30, 2005, UNLESS THE OFFER IS EXTENDED.

This revised (beige) Notice of Guaranteed Delivery, or the original (green) Notice of Guaranteed Delivery previously circulated, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of common stock, par value $0.02 per share, including the associated preferred stock purchase rights (the “Shares”), of NeighborCare, Inc., a Pennsylvania corporation (the “Company”) are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the “Depositary”) on or prior to the Expiration Date (as defined in the Supplement (as defined herein)). This revised Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase.

The Depositary for the Offer is: The Bank of New York

By Mail: The Bank of New York NeighborCare Offer P.O. Box 859208 Braintree, MA 02185-9028	By Overnight Courier: The Bank of New York NeighborCare Offer 161 Bay State Road Braintree, MA 02184	By Hand: The Bank of New York Reorganization Services 101 Barclay Street, 1-E New York, NY 10286

By Facsimile Transmission (For Eligible Institutions Only): (781) 380-3388

To Confirm Facsimile Only: (781) 843-1833, Ext. 200

DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS REVISED NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON SUCH LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER A LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to Nectarine Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Omnicare, Inc., a Delaware corporation (“Omnicare”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 4, 2004 (the “Offer to Purchase”), as amended and supplemented by the Supplement to the Offer to Purchase, dated June 16, 2005 (the “Supplement”), and the related revised Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedure set forth in Section 4 (“Procedure for Tendering Shares”) of the Offer to Purchase.

Number of Shares tendered	Name(s) (Please Print) of Record Holder(s)

Share Certificate Numbers (if available)	Address(es)

(Zip Code)

(Area Code and Telephone Number)

☐ Check here if Shares will be tendered by book-entry transfer	Signature

Account Number	Date

2

The Guarantee Below Must Be Completed

Guarantee

(Not To Be Used For Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three business days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

DO NOT SEND SHARE CERTIFICATES WITH THIS REVISED NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Dated: